Exhibit 99.1

CONTACT:

VIVUS, Inc.	Investor Relations:	The Trout Group
Timothy E. Morris		Brian Korb
Chief Financial Officer		bkorb@troutgroup.com
650-934-5200		646-378-2923

FOR IMMEDIATE RELEASE

VIVUS Announces Pricing of Offering of $220 Million of 4.50% Convertible Senior Notes

MOUNTAIN VIEW, Calif., May 16, 2013 — VIVUS, Inc. (NASDAQ: VVUS) announced today the pricing of its offering of $220 million aggregate principal amount of 4.50% convertible senior unsecured notes due May 1, 2020 (the “Notes”) in a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). VIVUS has granted to the initial purchasers a 30-day option to purchase up to an additional $30 million aggregate principal amount of the Notes. The offering is expected to close on or about May 21, 2013, subject to customary closing conditions. The net proceeds from this offering, after deducting discounts and commissions to the initial purchasers and other offering expenses, are expected to be approximately $213 million. VIVUS anticipates using approximately $30 million of the net proceeds from the offering to pay the cost of a capped call transaction described below to be entered into with an affiliate of one of the initial purchasers (the “hedge counterparty”), and the remainder of the net proceeds for continued commercialization of its products and development of its product candidates, and for general corporate purposes. If the initial purchasers exercise their option to purchase additional Notes, VIVUS may enter into an additional capped call transaction with the hedge counterparty.

The Notes will bear interest at a fixed rate of 4.50% per annum, payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2013, unless earlier purchased or converted.

The Notes are convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding November 1, 2019 only under certain conditions. On or after November 1, 2019 until the close of business on the second scheduled trading day immediately preceding the maturity date for the Notes, holders may convert their Notes at their option at the conversion rate then in effect at any time, regardless of these conditions. Subject to certain limitations, VIVUS will settle conversions of the Notes by paying or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election.

The initial conversion rate will be 67.3038 shares of common stock for each $1,000 principal amount of Notes, which represents an initial conversion price of approximately $14.86 per share of common stock. The capped call transaction increases the effective conversion price of the Notes to $20.00 per share. The conversion rate of the Notes, and the corresponding conversion price, will be subject to adjustment for certain events, but will not be adjusted for accrued interest. In addition, following certain corporate transactions that occur on or prior to the maturity date for the Notes, VIVUS will increase the conversion rate for a holder that elects to convert its Notes in connection with such a corporate transaction.

VIVUS may not redeem the Notes prior to the maturity date for the Notes, and there is no sinking fund provided for the Notes.

If VIVUS undergoes a fundamental change prior to the maturity date for the Notes, holders may require VIVUS to purchase for cash all or any portion of their Notes at a fundamental change purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The capped call transaction to be entered into between VIVUS and the hedge counterparty is expected generally to reduce the potential dilution and/or offset potential cash payments in excess of the principal amount of converted Notes upon conversion of the Notes near maturity in the event that the market price of VIVUS’s common stock, as measured under the terms of the capped call transaction, is greater than the strike price of the capped call transaction, which initially corresponds to the conversion price of the Notes, and will be subject to anti-dilution adjustments similar (although not identical) to those applicable to the conversion rate of the Notes. However, if the market price of VIVUS’s common stock, as measured under the terms of the capped call transaction, exceeds $20.00 per share, which is the initial cap price of the capped call transaction, the cash or number of shares of common stock VIVUS expects to receive upon exercise of the capped call transaction will be capped based on the amount by which the cap price exceeds the strike price of the capped call transaction, and thus, the anti-dilutive effect of the capped call transaction will be limited. The capped call transaction provides for exercise upon final conversion under the Notes and interim conversion dates under the Notes will not entitle VIVUS to make corresponding exercises under the capped call transaction, but will instead result in a partial early termination of the capped call transaction.

VIVUS has been advised that, in connection with establishing its initial hedge of the capped call transaction, the hedge counterparty (or its affiliates) expects to purchase VIVUS common stock and/or enter into various derivative transactions with respect to VIVUS’s common stock concurrently with, or shortly after, the pricing of the Notes. These activities could have the effect of increasing, or reducing the size of any decrease in, the price of the Notes and/or VIVUS’s common stock concurrently with, or shortly after, the pricing of the Notes. In addition, the hedge counterparty (or its affiliates) may modify its hedge position by entering into or unwinding various derivative transactions with respect to VIVUS’s common stock and/or by purchasing or selling VIVUS’s common stock or other of its securities in secondary market transactions following the pricing of the Notes and prior to the maturity date for the Notes (and is likely to do so during any conversion period related to a conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of VIVUS’s common stock or the Notes, which could affect the ability of holders of the Notes to convert the Notes and, to the extent the activity occurs during any conversion period related to a conversion of Notes, it could affect the amount and value of the consideration that holders of the Notes receive upon any conversion of the Notes.

The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the Notes nor any shares of VIVUS’s common stock issuable upon conversion of the Notes have been or are expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

Certain of the statements made in this press release are forward looking, such as those, among others, relating to VIVUS’s expectations regarding its planned use of proceeds and satisfaction of closing conditions related to the offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. There can be no assurance that VIVUS will be able to complete the offering on the anticipated terms, or at all. Additional risks and uncertainties relating to VIVUS and its business can be found under the heading “Risk Factors” in VIVUS’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, which is on file with the Securities and Exchange Commission. VIVUS disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VIVUS, Inc. 1172 Castro Street, Mountain View, CA 94040   Tel 650-934-5200   Fax 650-934-5389   www.vivus.com